Paritz & Company, P.A.
certified public accountants

15 Warren Street, Suite 25
Hackensack, New Jersey 07601
(201) 342-7753
Fax: (201) 342-7598

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in Form 10 of Accelerated Acquisitions XIII, Inc., of our report dated July 16, 2010 on our audit of the financial statements of Accelerated Acquisitions XIII, Inc. as of June 30, 2010 and the related statements of operation, stockholders' deficiency and cash flow for the period from inception (May 4, 2010) through June 30, 2010.

Paritz & Company, P.A.

Paritz & Company, P.A.
Hackensack, New Jersey
July 16, 2010